Exhibit 10.20

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:	Loan No. 40039

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Attn: Albert E. Bender, Jr.

LOAN ASSUMPTION AGREEMENT

THIS LOAN ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of November 8, 2013 (the “Effective Date”) by and between GILBERT LA PALMA PROPERTIES, LLC, a California limited liability company (“Prior Owner”), REXFORD INDUSTRIAL-GILBERT LAPALMA, LLC, a Delaware limited liability company (“Borrower”) and AMERICAN SECURITY INSURANCE COMPANY, a Delaware corporation (“Lender”).

W I T N E S  S E T H:

WHEREAS, Prior Owner was the owner of certain property located in Orange County, California and known as 1162 North Gilbert Street (the “Property”); and

WHEREAS, Gilbert-La Palma Properties, a California general partnership (“Gilbert”) was the maker of that certain note dated as of February 7, 2011 in the original principal amount of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) and payable to the order of Lender (as amended, hereinafter referred to as the “Note”; the loan evidenced by the Note is herein referred to as the “Loan”), as assumed by Prior Owner; and

WHEREAS, the Note is secured by that certain Deed of Trust and Security Agreement (as amended, hereinafter referred to as the “Security Instrument”) dated as of February 8, 2011 executed by Gilbert in favor of or for the benefit of Lender conveying and encumbering the Property and recorded as Recording No. 2011000071854 of the Real Estate Records of Orange County, California (hereinafter the “Public Records”), as assumed by Prior Owner pursuant to that certain Loan Assumption Agreement recorded as Recording No. 2011000075123 of the Public Records (“Assumption”); and

WHEREAS, Gilbert also made and granted in favor of Lender a certain Assignment of Leases and Rents (the “Assignment”) dated as of February 8, 2011 from Gilbert to Lender, recorded as Recording No. 2011000071855, Public Records, as assumed by Prior Owner pursuant to the Assumption, covering the leases and rents of the Property, which Assignment is incorporated herein by this reference (the Note, the Security Instrument, the Assignment and all other documents entered into by Gilbert, Prior Owner or affiliates of Gilbert and Prior Owner in connection therewith are hereinafter referred to collectively as the “Loan Documents”); and

WHEREAS, the outstanding principal balance of the Loan is, as of the date set forth above, equal to $3,304,654.41, exclusive of all interest, late charges and other fees due thereunder or with respect thereto; and

WHEREAS, the Property was conveyed by Prior Owner to Borrower by that certain deed on or about the date herewith, and recorded in the aforesaid real estate records on or about the date hereof, and in connection therewith, Borrower has agreed to assume and to comply with all covenants and obligations contained in the Loan Documents, as more particularly set forth in this Agreement; and

WHEREAS, in order to comply with the provisions of the Security Instrument, Borrower and Prior Owner have requested Lender’s consent to the above-described transaction; and

WHEREAS, Lender desires to give such consent in accordance with the terms of this Agreement;

Loan Assumption Agreement

1162 North Gilbert Street, Anaheim, CA; Loan No. 40039

NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) cash in hand paid by the parties hereto each to the other and in consideration of the premises herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Organization and Authority of Borrower. Borrower represents and warrants to Lender that Borrower is a Delaware limited liability company duly formed and validly existing under the laws of the state of its organization, that no proceeding is pending for the dissolution or annulment of Borrower, and that all license and franchise taxes due and payable by Borrower have been paid in full. Borrower has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Borrower (a) has been duly and validly authorized by all necessary action on the part of Borrower, (b) does not conflict with or result in a violation of Borrower’s organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which Borrower is a party, and (c) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Borrower is bound or to which it is a party.

2. Assumption and Ratification. From and after the date hereof, Borrower hereby assumes and agrees to comply with all covenants and obligations contained in the Loan Documents, and henceforth shall be bound by all the terms thereof. Without limiting the foregoing, Borrower hereby assumes and agrees to pay in full as and when due all payments, obligations and other indebtedness evidenced by the Note. As assumed hereby, the Loan Documents shall remain in full force and effect and all obligations, covenants, conditions, agreements, warranties, representations and other terms and provisions thereof, as amended hereby, are hereby ratified, confirmed, reaffirmed and republished, and are hereby incorporated by reference. Lender hereby releases Prior Owner and William Goodglick, Stephen Claman (including his heirs, executors, administrators, legal representatives, successors and assigns) and Arthur Greenberg, the prior Responsible Party under the Note (collectively, “Prior RP”), from liability under the Note, the Security Instrument and the other Loan Documents, including, but not limited to, that certain Hazardous Material Indemnification Agreement dated as of February 7, 2011 from Gilbert and Prior RP and as assumed by Prior Owner, and that certain Responsible Party Agreement dated as of February 7, 2011 from Prior RP, with respect only to obligations, actions and liabilities which arise or accrue after the date hereof and which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of the transfer of the Property and assumption of the Loan; such release shall not in any way alter, reduce, waive, release or impair any recourse liability of Prior Owner and Prior RP to Lender arising from events occurring prior to the transfer of the Property and assumption of the Loan or which are caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of the transfer of the Property and assumption of the Loan, or in the event of any misrepresentation in any material respect by Prior Owner or Prior RP in connection with the transfer of the Property and assumption of the Loan.

3. Consent of Lender. Lender hereby consents to the sale of the Property by Prior Owner to Borrower and agrees that such sale shall not constitute a default under the Security Instrument or the other Loan Documents. Notwithstanding the foregoing, this consent to the transfer of the Property shall not be deemed to be a waiver of the right of Lender under the Security Instrument and otherwise in the Loan Documents to prohibit any future transfers of the Property or any interest therein, or of the right of Lender to deny consent to any such transaction in the future in accordance with the provisions of the Security Instrument.

4. Modifications. The terms of the Loan Documents are hereby modified as set forth below:

(a) Insurance Policies. The following is added to Section 1.3(a)(vi) of the Security Instrument:

Provided, however, that Lender may require seismic risk insurance only if a seismic consultant approved by Lender has determined the maximum PML for the Mortgaged Property exceeds twenty percent (20%). “PML” shall mean the property damage loss expectation, excluding related business interruption loss, associated with a 200 Year Earthquake at the Mortgage Property, evaluated as the percentage of the building construction cost to effect restoration to the pre-earthquake condition, allowing for salvage and demolition, to the present day building replacement cost at the same location, assuming a virgin site condition and a 200 Year Earthquake shall mean a seismic event expected to occur at least once during any, or the next, 200 year period.

(b) Public Share Transfers. The following is added as Section 1.9(c) of the Security Instrument:

(c) Notwithstanding the foregoing provisions of Section 1.9(a), as Borrower is wholly owned by Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), as to which Rexford Industrial Realty, Inc., a Maryland corporation (“Sponsor”), is the sole general partner, the following transfers shall be permitted by Lender subject to compliance with the applicable conditions set forth below: (i) transfers of direct or indirect interests in Borrower to any Affiliate of Sponsor, provided that the Sponsor shall continue to Control the Borrower or such Affiliate, and provided that with respect to transfers of direct ownership interests in Borrower, or of the general partner interest in the Operating Partnership, Lender receives true, accurate and complete copies of the documents accomplishing such transfer, together with an updated certification of the ownership of Borrower in accordance with the terms of Section 1.8(b)(iv) and an updated organizational chart of Borrower, Sponsor and Operating Partnership, within seven (7) days of such transfer; (ii) issuances and transfers of securities, options, warrants or other interests in the Sponsor, whether directly or indirectly; (iii) issuances and transfers of partnership interests and other interests in the Operating Partnership (including, without

Loan Assumption Agreement

1162 North Gilbert Street, Anaheim, CA; Loan No. 40039

limitation, the adjustment of partnership units held by partners in the Operating Partnership to reflect redemptions pertaining to the limited partner interests in the Operating Partnership), whether directly or indirectly, provided that the Sponsor shall continue to Control the Operating Partnership, and provided that with respect to any change in the identity (whether transfer, or additional general partner, or substitution, or otherwise) of the general partner of the Operating Partnership, Lender receives true, accurate and complete copies of the documents accomplishing such change, together with an updated certification of the ownership of Borrower in accordance with the terms of Section 1.8(b)(iv) and an updated organizational chart of Borrower, Sponsor and Operating Partnership, within seven (7) days of such transfer; and (iv) a merger, consolidation or exchange of securities to which the Sponsor or the Operating Partnership is a party, as applicable, provided that either (y) the surviving entity shall be the Sponsor or the Operating Partnership, as applicable, and Sponsor shall continue to Control the Operating Partnership and Borrower or (z) the surviving entity shall be an Affiliate of the Sponsor, provided that the Sponsor shall continue to Control such Affiliate and the Borrower, and provided that with respect to any such merger, consolidation or exchange of securities, Lender receives true, accurate and complete copies of the material documents accomplishing such merger, consolidation or exchange of securities, together with an updated certification of the ownership of Borrower in accordance with the terms of Section 1.8(b)(iv) and an updated organizational chart of Borrower, Sponsor and Operating Partnership, within seven (7) days of such merger, consolidation or exchange of securities. In no event shall any such Transfer Event affect in any respect whatsoever the liability of any of the Responsible Parties with respect to the Loan. As used herein, “Affiliate” shall mean, as to any person or entity, any other person or entity that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such person or entity, and “Control” or “Controlled” shall mean, with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through the ability to exercise voting power, by contract or otherwise (subject, in each case, to customary reservations of rights in favor of other partners or members to approve the sale and/or refinancing of all or substantially all of such person’s or entity’s assets and other customary major decisions).

(d) Notwithstanding the foregoing provisions of Section 1.9(a), Lender agrees that it will consent to transfers of the Property (or any portion thereof) to any Affiliate of Sponsor and assumption of the Debt, provided that Lender’s approval is expressly conditioned on there being no uncured Default or Event of Default under the Note or this Instrument at the time the request for such transfer is made or at the time the transfer is to take effect, and provided that the Sponsor shall continue to Control the Borrower or such Affiliate, subject to the following conditions: (i) Borrower shall pay to Lender all fees, costs and expenses incurred by Lender arising in connection with such transfer, including, but not limited to, an administrative fee of $500, attorneys’ fees and the cost of endorsing and extending Lender’s policy of mortgage title insurance to reflect the date of recording of the transferee’s assumption documents hereinafter referred to (which written endorsement shall show no additional exceptions to such existing policy, and no subordinate matters which are not permitted by the Mortgage); and (ii) the transferee shall agree, in writing, to assume and be bound by any and all of the Loan Documents pursuant to documentation in form and substance satisfactory to Lender, original counterparts of which shall be delivered to Lender as a condition precedent to Lender’s consent to such transfer.

(c) Notices. From and after the date hereof, all notices to the “Borrower” under the Loan Documents, as amended hereby, shall be addressed to:

Rexford Industrial-Gilbert LaPalma, LLC

11620 Wilshire Blvd., Suite 1000

Los Angeles, CA 90025

Attn: Howard Schwimmer

With a copy to:

Greenberg Glusker Fields Claman & Machtinger LLP

1900 Avenue of the Stars, 21st Floor

Los Angeles, CA 90067

Attn: Kenneth S. Fields; Joshua Bird

Borrower and Prior Owner agree that Lender shall have no further obligation to deliver any notices to Prior Owner, except for notice that Lender gives relating to any obligation, action or liability that is not released under Section 2 above, which notice shall be sent to:

Gilbert La Palma Properties, LLC

906 11th Street

Manhattan Beach, CA 90266

Attn: Douglas A. Claman

(d) Side Letter. For the avoidance of any doubt, that certain Non-Transferable Side Letter (Regarding Modification Of Mortgage Terms) dated on or about February 7, 2011 is of no further force or effect.

Loan Assumption Agreement

1162 North Gilbert Street, Anaheim, CA; Loan No. 40039

(e) Responsible Parties. From and after the date hereof, the terms “Responsible Party” and “Responsible Parties” as used in the Loan Documents shall mean Rexford Industrial Realty, Inc., a Maryland corporation.

5. No Offsets or Defenses. Each of Prior Owner and Borrower hereby acknowledges, confirms and warrants to Lender that as of the date hereof, neither Prior Owner nor Borrower, respectively, either has or claims any offset, defense, claim, right of set-off or counterclaim against Lender under, arising out of or in connection with this Agreement, the Note, the Security Instrument or any other Loan Document or with respect to any of the indebtedness evidenced or secured thereby or with respect to the Property. In addition, each of Prior Owner and Borrower covenants and agrees with Lender that if any offset, defense, claim, right of set-off or counterclaim exists, each of Prior Owner and Borrower, respectively, hereby irrevocably and expressly waives the right to assert such matter.

6. Confirmation. Except as specifically set forth herein, all other terms and conditions of the Loan Documents shall remain unmodified and in full force and effect, the same being confirmed and republished hereby; and except as otherwise specifically set forth herein, the undersigned Borrower hereby assumes, affirms, reaffirms and republishes all of the warranties, covenants and agreements as set forth in the Loan Documents.

7. Conditions Precedent. The effectiveness of this Agreement and the obligation of Lender to enter into this Agreement are subject to the condition precedent that Lender shall have received each of the following, in form and substance satisfactory to Lender:

(a)

Two original counterparts of this Agreement, executed and delivered by Prior Owner and Borrower, one of which shall be filed as of the date hereof in the appropriate mortgage or real estate records of Orange County, California;

(b)	An original Closing Certification by Borrower in form and substance satisfactory to Lender;
(c)	An original Landlord Estoppel Certificate from Borrower in form and substance satisfactory to Lender;
(d)	An original Affidavit of Title and Non-Foreign Certification from Borrower in form and substance satisfactory to Lender;
(e)

An original Hazardous Materials Indemnification Agreement by Borrower and Rexford Industrial Realty, Inc., a Maryland corporation, as the sole replacement Responsible Party under the Loan Documents, in form and substance satisfactory to Lender;

(f)	An original Loan Assumption Closing Statement from Borrower in form and substance satisfactory to Lender;
(g)	An original Responsible Party Agreement from Rexford Industrial Realty, Inc., a Maryland corporation, in form and substance satisfactory to Lender;
(h)

Evidence that Borrower and its constituent entities have been duly formed and are validly existing with full power and authority to acquire, own and operate the Property and to assume and perform under the Loan, which evidence shall be in form and substance satisfactory to Lender;

(i)	An opinion of counsel to Borrower in form and substance satisfactory to Lender;
(j)	Payment by Borrower of the expenses specified herein and all other fees and expenses owing to Lender pursuant to the Loan Documents or otherwise;
(k)	An endorsement to Lender’s title policy, in form and substance satisfactory to Lender; and
(1)	Such other documents and instruments as Lender may reasonably request.

8. Modifications, Waivers. No waiver, modification, amendment, discharge, or change of any of the Loan Agreements shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is sought.

9. No Novation. THE PARTIES DO NOT INTEND THIS MODIFICATION NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS MODIFICATION AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY BORROWER UNDER OR IN CONNECTION WITH THE EXISTING NOTE, SECURITY INSTRUMENT, ASSIGNMENT AND OTHER LOAN DOCUMENTS. FURTHER, THE PARTIES DO NOT INTEND THIS MODIFICATION NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PRIORITY OF ANY OF LENDER’S LIENS IN ANY OF THE COLLATERAL SECURING THE EXISTING NOTE IN ANY WAY, INCLUDING, BUT NOT LIMITED TO, THE LIENS, SECURITY INTERESTS AND ENCUMBRANCES CREATED BY THE SECURITY INSTRUMENT, THE ASSIGNMENT AND THE OTHER LOAN DOCUMENTS.

10. Recitals True. Borrower and Lender each hereby approve the recitations set forth in the preamble of this Agreement and agree that said recitations are true and correct in all respects.

Loan Assumption Agreement

1162 North Gilbert Street, Anaheim, CA; Loan No. 40039

11. Successors and Assigns. This Agreement shall be binding upon each party hereto and such party’s successors and assigns and shall inure to the benefit of each party hereto and such party’s successors and permitted assigns; notwithstanding the foregoing, the interest of Borrower under the Loan Documents is not assignable, and any attempted assignment shall be null and void.

12. Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart.

13. Severability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

14. TRIAL BY JURY WAIVER. BORROWER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY (EXCEPT ONLY, AT LENDER’S OPTION, IF NECESSARY OR DESIRABLE IN CONNECTION WITH THE ENFORCEMENT OF THE OBLIGATIONS OF BORROWER OR ANY OTHER PARTY AFTER A DEFAULT) IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

15. Estoppel Statements. Lender and Prior Owner hereby certify to Borrower that the outstanding principal amount of the Loan as of the date hereof, is $3,304,654.41. Prior Owner hereby certifies to Lender and Borrower that no Default (as defined in the Mortgage) or Event of Default (as defined in the Mortgage) exists under the Loan or Loan Documents, nor, to Prior Owner’s knowledge, does there exist any event or condition which with the giving of notice or lapse of time, or both, would constitute a Default under the Loan or Loan Documents. Lender hereby certifies to Borrower and Prior Owner that no Default exists under the Loan or Loan Documents, nor, to Lender’s knowledge, does there exist any event or condition which with the giving of notice or lapse of time, or both, would constitute a Default under the Loan or Loan Documents. The parties acknowledge that Lender currently holds $0.00 in reserves under the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have all executed this Agreement under seal as of the day and year first hereinabove written.

BORROWER:

REXFORD INDUSTRIAL-GILBERT LAPALMA,
LLC, a Delaware limited liability company

By:	REXFORD INDUSTRIAL REALTY, L.P., a
Maryland limited partnership, its sole member

	By:	Rexford Industrial Realty, Inc., a Maryland corporation, its General Partner

		By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF Los Angeles

On November 5, 2013 before me, Judy Jones Eschman, a Notary Public, personally appeared Howard Schwimmer who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

Loan Assumption Agreement

1162 North Gilbert Street, Anaheim, CA; Loan No. 40039

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Seal)

/s/ Judy Jones Eschman
(Signature of person taking acknowledgment)
(Title or rank)
(Serial number, if any)
PRIOR OWNER:

GILBERT LA PALMA PROPERTIES, LLC, a
California limited liability company

	By:	/s/ Douglas A. Claman
Name: Douglas A. Claman
Title: Manager

	By:	/s/ William Goodglick
Name: William Goodglick
Title: Manager

	By:	/s/ Arthur Greenberg
Name: Arthur Greenberg
Title: Manager

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF Los Angeles

On November 6, 2013 before me, Heather Simpson, a Notary Public, personally appeared William Goodglick, who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/their~~ executed the same in his/~~her/their~~ authorized capacity(ies), and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Seal)

/s/ Heather Simpson
(Signature of person taking acknowledgment)
(Title or rank)
(Serial number, if any)

Loan Assumption Agreement

1162 North Gilbert Street, Anaheim, CA; Loan No. 40039

STATE OF CALIFORNIA

COUNTY OF Los Angeles

On November 7, 2013 before me, Heather Simpson, a Notary Public, personally appeared Douglas Claman, who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(ies), and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Seal)

/s/ Heather Simpson
(Signature of person taking acknowledgment)
(Title or rank)
(Serial number, if any)

STATE OF CALIFORNIA

COUNTY OF Los Angeles

On November 7, 2013 before me, Heather Simpson, a Notary Public, personally appeared Arthur Greenberg, who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(ies), and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Seal)

/s/ Heather Simpson
(Signature of person taking acknowledgment)
(Title or rank)
(Serial number, if any)

LENDER:

AMERICAN SECURITY INSURANCE
COMPANY, a Delaware corporation
By:
Name:
Title:

Loan Assumption Agreement

1162 North Gilbert Street, Anaheim, CA; Loan No. 40039

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

On             , 2013 before me,                     , a Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
(Seal)

(Signature of person taking acknowledgment)
(Title or rank)
(Serial number, if any)

Loan Assumption Agreement

1162 North Gilbert Street, Anaheim, CA; Loan No. 40039

EXHIBIT A

(Legal Description of Premises)

Real property in the City of Anaheim, County of Orange, State of California, described as follows:

That portion of the Southwest Quarter of the Southeast Quarter of Section 6, Township 4 South, Range 10 West, in the Rancho Los Coyotes, City of Anaheim, County of Orange, State of California, as per Map recorded in book 51, page 10 of Miscellaneous Maps, in the Office of the County Recorder of said County, lying southwesterly of the southwesterly line of the Southern Pacific Railroad Co. Right of Way conveyed to the Western Development Co., by Deed recorded June 12, 1876 in Book 44, page 496 of Deeds, Records of Los Angeles County, California.

Except that portion thereof lying easterly of the following described line:

Beginning at the Southwest Comer of the land described in deed to Coordinated Building Maintenance Co., recorded April 17, 1959 in Book 4674, page 167 of Official Records, said point being distant North 89° 21¢ 20² East 504.88 feet along the center line of La Palma Avenue (60.00 feet wide), from the point of intersection of said center line with the center line of Gilbert Street (40.00 feet wide); thence North 0° 38¢ 40² West to a point in said southwesterly line of the 100.00 foot right of way conveyed to Western Development Co.

Also except one-half of the subsurface oil, gas and other minerals and mineral rights, whether metallic or non-metallic, in and under said land, as reserved in the deed from Frank J. Byington and others to the Carnation Company, recorded August 20, 1954 in Book 2797, page 14 of Official Records.

Also except therefrom that portion of the underlying fee interest, if any, in and to the adjoining public way, as granted to State of California in a deed recorded August 20, 1996 as Instrument No. 19960427236 of Official Records, described as being contiguous to that portion of said land described therein as Parcel 200892-1.

Loan Assumption Agreement

1162 North Gilbert Street, Anaheim, CA; Loan No. 40039